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                                                                    EXHIBIT 4.9


                       SECOND AMENDMENT TO LOAN AGREEMENT


         THIS SECOND AMENDMENT TO LOAN AGREEMENT ("Second Amendment") dated as of January 31, 1996 (the "Second Amendment Effective Date") is made and entered into by and among M-I DRILLING FLUIDS, L.L.C. (the "Borrower"), a Delaware limited liability company (formerly known as M-I Drilling Fluids Company, L.L.C.), the banking institutions (each, together with its successors and assigns, a "Bank" and collectively, the "Banks") from time to time a party to the Loan Agreement (as hereinafter defined), as amended by a First Amendment to Loan Agreement dated as of February 15, 1995 and by this Second Amendment, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


RECITALS:

         WHEREAS, the Borrower, the Banks, and the Agent are parties to a Loan Agreement dated as of June 30, 1994, as amended by First Amendment to Loan Agreement dated as of February 15, 1995 (the "Loan Agreement"); and

         WHEREAS, the Borrower, the Banks, and the Agent have agreed, on the terms and conditions herein set forth, that the Loan Agreement be amended in certain respects;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendment to the Loan Agreement. On and after the Second Amendment Effective Date, the definition set forth in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:

                          Maturity Date shall mean the maturity of the Notes,
                 May 14, 1996, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

         Section 3. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any of the other documents referred to herein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict
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between this Second Amendment and any of the foregoing documents, the terms of this Second Amendment shall be controlling.

         Section 4. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Agent and the Bank(s) harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery and enforcement of, or the preservation of any rights under this Second Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other similar charges which may be payable in respect of, or in respect of any modification of, the Loan Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Loan Agreement and the repayment of the Loans.

         Section 5. Governing Law. This Second Amendment and the rights and obligations of the parties hereunder and under the Loan Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 6. Descriptive Headings, etc. The descriptive headings of the several Sections of this Second Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         Section 7. Entire Agreement. This Second Amendment and the documents referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Second Amendment.

         Section 8. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Agent.

         Section 9. Amended Definitions. As used in the Loan Agreement (including all exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Second Amendment Effective Date the term (i) "Agreement" shall mean the Loan Agreement as amended by this Second Amendment, and (ii) references to any and all other Loan Documents shall mean such documents as amended as contemplated hereby.





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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.

            NOTICE PURSUANT TO TEX. BUS. & COMM, CODE Section 26,02


         THIS SECOND AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                            M-I DRILLING FLUIDS, L.L.C.


                            By:     /s/ TRACY M. WELCH
                                  ----------------------------------------------
                            Name:   Tracy M. Welch
                                  ----------------------------------------------
                            Title:  Assistant Treasurer, S.I.I.
                                  ----------------------------------------------



                            TEXAS COMMERCE BANK NATIONAL
                            ASSOCIATION, as the Agent and as a Bank


                            By:     /s/ MICHAEL V. ADDY
                                  ----------------------------------------------
                            Name:   Michael V. Addy
                                  ----------------------------------------------
                            Title:  Vice President
                                  ----------------------------------------------





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                            THE BANK OF CALIFORNIA, N.A.


                            By:     /s/ LYNN E. VINE
                                  ----------------------------------------------
                            Name:   Lynn E. Vine
                                  ----------------------------------------------
                            Title:  Vice President
                                  ----------------------------------------------





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                            DEN NORSKE BANK AS


                            By:     /s/ CHARLES E. HALL
                                  ----------------------------------------------
                            Name:   Charles E. Hall
                                  ----------------------------------------------
                            Title:  First Vice President
                                  ----------------------------------------------




                            By:     /s/ BYRON L. COOLEY
                                  ----------------------------------------------
                            Name:   Byron L. Cooley
                                  ----------------------------------------------
                            Title:  First Vice President
                                  ----------------------------------------------





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                            FIRST INTERSTATE BANK OF TEXAS, N.A.


                            By:     /s/ FRANK W. SCHAGEMAN
                                  ----------------------------------------------
                            Name:   Frank W. Schageman
                                  ----------------------------------------------
                            Title:  Vice President, First Interstate Bank-Texas
                                  ----------------------------------------------





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                            CORESTATES BANK, N.A.


                            By:     /s/ KRISTEN V. METZGER
                                  ----------------------------------------------
                            Name:   Kristen V. Metzger
                                  ----------------------------------------------
                            Title:  Commercial Officer
                                  ----------------------------------------------





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                            ARAB BANKING CORPORATION (B.S.C.)


                            By:     /s/ STEPHEN A. PLAUCHE'
                                  ----------------------------------------------
                            Name:   Stephen A. Plauche'
                                  ----------------------------------------------
                            Title:  Vice President
                                  ----------------------------------------------





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   The undersigned acknowledge and consent to the execution of the foregoing
Second Amendment.



                            SMITH INTERNATIONAL, INC.


                            By:     /s/ TRACY M. WELCH
                                  ----------------------------------------------
                            Name:   Tracy M. Welch
                                  ----------------------------------------------
                            Title:  Assistant Treasurer
                                  ----------------------------------------------




                            HALLIBURTON COMPANY


                            By:     /s/ C. ROBERT FIELDER
                                  ----------------------------------------------
                            Name:   C. Robert Fielder
                                  ----------------------------------------------
                            Title:  Vice President and Treasurer
                                  ----------------------------------------------




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